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                                                                     EXHIBIT 23



                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Fleet Financial Group, Inc.

We consent to incorporation by reference in the Registration Statements
(Nos. 333-00701, 333-15435 and 33-36707) on Form S-3, the Registration
Statements (Nos. 33-19425, 33-22045, 33-48818, 33-56061, 33-57501, 33-57677,
33-62367, 33-58933, 33-64635, 33-59139 and 333-16037) on Form S-8, and the
Registration Statements (Nos. 33-58573 and 33-58933) on Form S-4 of Fleet Financial Group, Inc. of our report dated January 15, 1997, relating to the consolidated balance sheets of Fleet Financial Group, Inc. as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows, for each of the years in the three-year period ended December 31, 1996, which report has been incorporated by reference in the Annual Report on Form 10-K of Fleet Financial Group, Inc for the year ended December 31, 1996.

                                               /s/ KPMG Peat Marwick LLP

Boston, Massachusetts
March 25, 1997